Energy Transfer Partners and Regency Energy Partners
Close On Acquisition of Midstream Assets
from Louis Dreyfus Highbridge Energy
DALLAS, May 2, 2011 — Energy Transfer Partners, L.P. (NYSE: ETP) (“ETP”) and Regency Energy Partners LP (NASDAQ: RGNC) (“Regency”) announced today that they, through their joint venture, ETP-Regency Midstream Holdings, LLC (“ETP-Regency LLC”), have completed the previously announced acquisition of LDH Energy Asset Holdings LLC (“LDH”) from Louis Dreyfus Highbridge Energy LLC for approximately $1.925 billion in cash, before purchase price adjustments.
ETP contributed approximately $1.348 billion in exchange for a 70-percent ownership interest in ETP-Regency LLC, while Regency contributed approximately $577.5 million in exchange for a 30-percent ownership interest in ETP-Regency LLC. ETP-Regency LLC will be managed by a two-person board of directors, with ETP and Regency each having the right to appoint one director. ETP will operate the assets on behalf of the joint venture with the assistance of certain existing LDH employees.
LDH owns and operates a natural gas liquids, or NGL, storage, fractionation and transportation business, primarily in Texas and Louisiana. The acquisition of LDH is expected to significantly expand ETP’s and Regency’s asset portfolios, adding an NGL platform with storage, transportation and fractionation capabilities. Additionally, this acquisition will provide both ETP and Regency with additional consistent fee-based revenues.
Certain matters discussed in this press release include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that these transactions may not be consummated or that the benefits contemplated thereunder are achieved. Additional risks include, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for ETP or Regency as well as for their customers, the level of creditworthiness of, and performance by, ETP’s and Regency’s counterparties and customers, ETP’s and Regency’s ability to access capital to fund organic growth projects and acquisitions, and ETP’s and Regency’s ability to obtain debt and equity financing on satisfactory terms, ETP’s and Regency’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in ETP’s and Regency’s transactions, changes in commodity prices, interest rates, and demand for the ETP’s and Regency’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, ETP’s and Regency’s ability to obtain required approvals for construction or modernization of their facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Energy Transfer Partners
Energy Transfer Partners, L.P. (NYSE: ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arkansas, Arizona, Colorado, Louisiana, Mississippi, New Mexico, Utah, and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also is one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
About Regency Energy Partners
Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
About Energy Transfer Equity
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 50.2 million ETP limited partner units; and owns the general partner of Regency Energy Partners and approximately 26.3 million Regency limited partner units.
CONTACT:
Energy Transfer Partners:
Vicki Granado

Granado Communications Group
Media Relations
(214) 599-8785
or
Brent Ratliff
Energy Transfer
Investor Relations
(214) 981-0700
Regency Energy Partners LP:
Lyndsay Hannah
Manager, Communications & Public Relations
(214) 840-5477
IR@regencygas.com
or
Elizabeth Cornelius
HCK2 Partners
Media Relations
(972) 716-0500 x26
elizabeth.cornelius@hck2.com

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